UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

DUCOMMUN INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08174	95-0693330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California		90745-6209
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 513-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a) On February 26, 2016, Ducommun Incorporated (the “Company”) and Joel H. Benkie, the Company’s President and Chief Operating Officer, entered into a retirement letter agreement in the form attached hereto as Exhibit 99.1 (the “Letter Agreement”). Under the Letter Agreement, Mr. Benkie will retire on March 31, 2016 or such earlier date as the Chief Executive Officer or the Board of Directors of the Company may notify him in writing. The Company will continue to pay Mr. Benkie’s base salary in the amount of $515,000 per year, as well as continue his medical, dental and vision insurance benefits, until March 31, 2017. Mr. Benkie will be considered an “employee” of the Company for purposes of continued vesting of stock-based compensation awards until July 31, 2017. The Letter Agreement terminated the key executive severance agreement between the Company and Mr. Benkie so that Mr. Benkie will not be entitled to receive severance benefits thereunder in connection with his retirement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 26, 2016, Joel H. Benkie, the Company’s President and Chief Operating Officer, retired, effective March 31, 2016 or such earlier date as the Company’s Chief Executive Officer or Board of Directors notifies him in writing.

The Company issued a press release on March 1, 2016 in the form attached hereto as Exhibit 99.2 announcing the retirement of Mr. Benkie.

(e) On February 24, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Ducommun Incorporated approved the 2016 Bonus Plan (the “Plan”) in the form attached hereto as Exhibit 99.3. The Plan is an annual cash bonus plan under which a bonus pool is funded based on the Company’s net income, operating income, cash flow and net sales relative to targets. Participants in the Plan are the chief executive officer and the other officers of the Company. Bonus awards under the Plan range from zero to 210% of salary depending on position. Bonus awards are subject to the approval of the Compensation Committee. Bonus awards are based on a combination of the Company’s financial performance and the individual performance of the officers. The Compensation Committee, in its discretion, may award bonuses even if the Plan’s financial minimums are not achieved.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Retirement Letter Agreement dated February 26, 2016 between Ducommun Incorporated and Joel H. Benkie.

99.2	Ducommun Incorporated press release issued on March 1, 2016.

99.3	Ducommun Incorporated 2016 Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: March 1, 2016	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel